SUBSCRIPTION AGREEMENT

Name of Subscriber:

Meade Technologies, Inc.
455 Broadway, 4th Floor
New York, New York 10012

Ladies and Gentlemen:

1. Subscription. I (sometimes referred to herein as the “Investor”) hereby subscribe for and agree to purchase [  ] Unit(s) (as defined below) of Meade Technologies, Inc, a Delaware corporation (the “Company”), on the terms and conditions described herein and in the Private Placement Memorandum of the Company and the Exhibits thereto (collectively, the “Offering Documents”), each dated ________, 2007, together with all supplements, if any, relating to this offering. Terms not defined herein are as defined in the Offering Documents. The purchase price per Unit is $1,000,000.  The Maximum Offering is $30,000,000, or 30 Units.  There is no Minimum Offering.  The Company reserves the right to accept fractional Units.

THE AGGREGATE AMOUNT SUBSCRIBED FOR HEREBY IS $[  ]

2. Description of Units.Each Unit consists of 500,000 shares of common stock of the Company.

3. Purchase; Registration Rights.

(a) I hereby tender to the Company cash or a check or wire transfer (information to be provided to me on my request) made payable to the order of Meade Technologies, Inc. in the amount indicated above, an executed copy of this Subscription Agreement and an executed copy of my Investor Questionnaire. The wire information is:

Send to: Regions Bank, 8th Floor, 2800 Ponce de Leon Blvd, Coral Gables, FL, 33134.

ABA#: 067008414

SWIFT: UPNBUS44MIA

For further credit to: Global Bank of Commerce, Ltd, Account# 0902214071

SWIFT GBCLAGAG

For final credit to: Meade Technologies Inc, Account # 100-004-29.

(b) This offering will continue until the earlier of (a) the sale of 30 Units or (b) ___________, 2007, unless extended without notice by the Company to no later than ___________, 2007 (the “Termination Date”).  Upon the earlier of a closing for my subscription or completion of the offering, I will be notified promptly by the Company as to whether my subscription has been accepted by the Company.

(c) REGISTRATION RIGHTS.

i. The Company hereby grants to the holders of the Units (collectively, the “Holders”), based on upon the Registration Rights Agreement set forth in Schedule A annexed hereto, a one time demand registration right and “piggy-back” registration rights to register the shares of common stock included in the Units (the “Unit Shares”).  The Company upon notice by the Holders will as promptly as practicable and in no event later than eight (8) weeks of such notice, prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement under the Securities Act of 1933, as amended (the “Act”) covering the resale of the Unit Shares and use its best efforts to cause such registration statement to become effective as soon as practicable thereafter.

4. Acceptance or Rejection of Subscription.

(a) I understand and agree that the Company reserves the right to reject this subscription for the Units, in whole or in part, for any reason and at any time prior to the Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription.

(b) In the event of the rejection of this subscription, my subscription payment will be promptly returned to me without interest or deduction and this Subscription Agreement shall have no force or effect. In the event my subscription is accepted and the offering is completed, the funds specified above shall be released to the Company.

5. Closing. The closing ("Closing") of this offering may occur any time and from time to time by the Company prior to the Termination Date.  There is no Minimum Offering.  The Units subscribed for herein shall not be deemed issued to or owned by me until one copy of this Subscription Agreement has been executed by me and countersigned by the Company and the Closing with respect to such Units has occurred.

6. Disclosure. Because this offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(2) of the Securities Act and applicable state securities laws, the Units are being sold without registration under the Securities Act. I acknowledge receipt of the Offering Documents and all related documents and represent that I have carefully reviewed and understand the Offering Documents and its exhibits. I have received all information and materials regarding the Company that I have requested.

I fully understand that the Company has a limited financial and operating history and that the Units are speculative investments, which involve a high degree of risk of the loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Units and I am qualified by my knowledge and experience to evaluate investments of this type. I have carefully considered the potential risks relating to the Company and purchase of its Units and have, in particular, reviewed each of the risks set forth in the Offering Documents. Both my advisors and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company and my advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Units.

7. Investor Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company as follows:

(a) I am aware that my investment involves a high degree of risk as disclosed in the Offering Documents and have read carefully the Offering Documents.

(b) I acknowledge and am aware that there is no assurance as to the future performance of the Company.

(c) I acknowledge that there may be certain adverse tax consequences to me in connection with my purchase of Units, and the Company has advised me to seek the advice of experts in such areas prior to making this investment.

(d) I am purchasing the Units for my own account for investment purposes and not with a view to or for sale in connection with the distribution of the Units or the shares of common stock, nor with any present intention of selling or otherwise disposing of all or any part of the foregoing securities. I agree that I must bear the entire economic risk of my investment for an indefinite period of time because, among other reasons, the Units have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. Furthermore, I hereby acknowledge and agree that I will not sell, transfer, pledge, encumber, give or otherwise dispose of, either publicly or privately, the Units or the shares of common stock. I hereby authorize the Company to place a legend denoting the restrictions on the Units that may be issued to me, as well as the shares of common stock.

(e) Except as described in my Investor Questionnaire, I am not a member of the National Association of Securities Dealers, Inc. (“NASD”); I am not and have not, for a period of 12 months prior to the date of this Subscription Agreement, been affiliated or associated with any company, firm, or other entity which is a member of the NASD; and I do not own any stock or other interest in any member of the NASD (other than interests acquired in open market purchases).

(f) I recognize that the Units, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that the investment in the Units is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.

(g) I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Offering Documents and related documents, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Units and the business and operations of the Company and to obtain any additional information, to the extent reasonably available.

(h) I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative as defined in Regulation D under the Securities Act in connection with evaluating such merits and risks.

(i) I have relied solely upon my own investigation in making a decision to invest in the Company.

(j) I have received no representation or warranty from the Company or any of its officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth in the Offering Documents. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(k) I have had full opportunity to ask questions and to receive satisfactory answers concerning the offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction.

(l) I have been provided an opportunity to obtain any additional information concerning the offering and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(m) I am an "accredited investor" as defined in Section 2(15) of the Securities Act and in Rule 501 promulgated thereunder. I can bear the entire economic risk of the investment in the Units for an indefinite period of time and I am knowledgeable about and experienced in investments in the equity securities of non-publicly traded companies, including early stage companies. I am acquiring the Units for my own account for investment purposes only and not with a view to the resale or distribution of such securities within the meaning of the Securities Act of 1933, as amended. I am not acting as an underwriter or a conduit for sale to the public or to others of unregistered securities, directly or indirectly, on behalf of the Company or any person with respect to such securities.

(n) I understand that (1) the Units and the underlying securities have not been registered under the Securities Act, or the securities laws of certain states in reliance on specific exemptions from registration, (2) no securities administrator of any state or the federal government has recommended or endorsed this offering or made any finding or determination relating to the fairness of an investment in the Company and (3) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

(o) I understand that (1) since neither the offer nor sale of the Units has been registered under the Securities Act or the securities laws of any state, the Units may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available, and (2) it is not anticipated that there will be any market for the resale of the Units.

(p) I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.

(q) If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

(r) The information contained in my Investor Questionnaire, as well as any information which I have furnished to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Subscription Agreement and, if there should be any material change in such information prior to the Closing of the offering, I will furnish such revised or corrected information to the Company. I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.

8. Indemnification. I hereby agree to indemnify and hold harmless the Company and its officers, directors, stockholders, employees, agents, and counsel against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys’ fees) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement or my Investor Questionnaire, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein or therein.

9. Severability. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

10. Choice of Law and Jurisdiction. This Subscription Agreement shall be governed by the laws of the State of Floridaas applied to contracts entered into and to be performed entirely within the State of Florida. Any action arising out of this Subscription Agreement shall be brought exclusively in a court of competent jurisdiction in Broward County, Florida, and the parties hereby irrevocably waive any objections they may have to venue in Broward County, Florida.

11. Counterparts.This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

12. Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto.

13. Notices and Addresses. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar courier delivery or by facsimile delivery, as follows:

Investor:	At the address designated on the signature page of this Subscription Agreement.

The Company:	Meade Technologies, Inc. 455 Broadway, 4th Floor New York, New York 10012

or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

14. Entire Agreement. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

15. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

16. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Units.

17. Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the Units subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

RESIDENTS OF ALL STATES: THE UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE UNITS ARE SUBJECT TO REGISTRATIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

RESIDENTS OF FLORIDA:  EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER.

WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON.  TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM INDICATING HIS INTENTION TO WITHDRAW.

SUCH LETTER OR TELEGRAM SHOULD BE SET AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY.  IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED.  IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

Manner in Which Title is to be Held. (check one)
___ Individual Ownership
___ Community Property
___ Joint Tenant with Right of Survivorship (both parties must sign)
___ Partnership
___ Tenants in common
X Corporation
___ Trust
___ IRA or Keough
___ Other (please indicate)
Dated:______________________

INDIVIDUAL INVESTORS	ENTITY INVESTORS
____________________________	Name of entity, if any
____________________________
Signature(Individual)	By:
*Signature
____________________________	Its: ________________________
Signature (Joint)	Title: _______________________
(all record holders must sign)

____________________________	____________________________
Name(s) Typed or Printed	Name Typed or Printed

____________________________	____________________________
____________________________	____________________________
____________________________	____________________________
Address to Which Correspondence	Address to Which Correspondence
Should be Directed	Should be Directed

____________________________	____________________________
City, State and Zip Code	City, State and Zip Code

____________________________	____________________________
Tax Identification or	Tax Identification or
Social Security Number	Social Security Number

*	If Units are being subscribed for by any entity, the Certificate of Signatory on the next page must also be completed

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

Meade Technologies, INC.

Dated:	By:_____________________
Name:
Its:

CERTIFICATE OF SIGNATORY

(To be completed if Units are being subscribed for by an entity)

I,		the Director
	(name of signatory)	(title)

of		(“Entity”), a Corporation
	(name of entity)	(type of entity)

hereby certify that I am empowered and duly authorized by the Entity to execute the Subscription Agreement and to purchase the Units, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ______ day of _____________ 2007.

__________________________________
(Signature)

ACCREDITED INVESTOR QUESTIONNAIRE

Purpose of this Questionnaire

The Units (the “Units”), consisting of 500,000 shares of common stock of Meade Technologies, Inc., a Delaware corporation (the “Company”), are being offered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state, in reliance on the exemptions contained in Sections 4(2) and 4(6) and Regulation D Rule 506 of the 1933 Act and on similar exemptions under applicable state laws. Under Sections 4(2) and 4(6) and Regulation D Rule 506 and/or certain state laws, the Company may be required to determine that an individual, or an individual together with a “purchaser representative” or each individual equity owner of an investing entity meets certain suitability requirements before selling the Units to such individual or entity. THE COMPANY MAY, AT ITS ELECTION, NOT SELL UNITS TO A SUBSCRIBER WHO HAS NOT COMPLETELY FILLED OUT THIS QUESTIONNAIRE. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy the Units or any other security.

Instructions

One (1) copy of this Questionnaire should be completed, signed, dated, and delivered to Meade Technologies, Inc., 455 Broadway, 4th Floor, New York, New York 10012.

Please Answer All Questions

If the appropriate answer is “None” or “Not Applicable,” so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

Your answers will be kept strictly confidential at all times; however, the Company may present this Questionnaire to such parties as it deems appropriate, including its counsel, in order to assure itself that the offer and sale of the Units will not result in a violation of the registration provisions of the 1933 Act or a violation of the securities laws of any state.

(1)            Please provide the following personal information:

Name:  _________________________________________________________                        Age: ________________________

Residence Address
(including zip code): _______________________________________________

Telephone Numbers:

Residence:  ______________________________________________________                       Business: ____________________

(2)            Please describe your present or most recent business or occupation and indicate such information as the nature of your employment, the principal business of your employer, the principal activities under your management or supervision, and the scope (e.g., dollar volume, industry rank, etc.) of such activities.

(3)	Please provide the following information concerning your financial experience.

3.1            Indicate by check mark which of the following categories best describes the extent of your prior experience in the areas of investment listed below:

	Substantial Experience	Limited Experience	No Experience
Marketable Securities
Private Placements
Limited Partnerships
Initial Public Offerings

3.2            Indicate by check mark whether or not you maintain any of the following types of accounts over which you, rather than a third party, exercise investment discretion, and the length of time you have maintained each type of account.

Securities (cash)                                            Yes _________                                           No _______

Number of years                                            ____________

Securities (margin)                                            Yes _______                                            No _______

Number of years                                            ____________

(4)            I am an accredited investor (as defined in Rule 501(a) of Reg. D) because (check each appropriate description):

_____	I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

_____
I am a natural person who had individual income exceeding $200,000 in each of the two most recent years or joint income with my spouse exceeding $300,000 in each of those years and I have a reasonable expectation of reaching the same income level in the current year.

_____	I am a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_____	I am an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Units, with total assets exceeding $5,000,000.

_____	I am a corporation, Massachusettsor similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets exceeding $5,000,000.

_____
I am a trust, not formed for the specific purpose of acquiring the Units, with total assets exceeding $5,000,000 and whose purchase is directed by a "sophisticated person," as defined in Rule 506(b)(2)(ii) of Reg. D.

(For the purposes of this questionnaire, a "sophisticated person" means any person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the  prospective investment.)

_____
I am an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and (i) investment decisions for such plan are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is a bank, savings and loan association, insurance company or registered investment advisor or (ii) such plan has total assets exceeding $5,000,000 or (iii) if a self directed plan, investment decisions are made solely by accredited investors.

_____	I am an entity in which all of the equity owners are accredited investors.

_____	I am an accredited investor for the following reasons:

(5)            Check, if appropriate:

_____
I hereby represent and warrant that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of any prospective investment in the Company.

(6)            If you did not check the box to Question 5, please answer the following additional questions:

6.1            Please describe any pre-existing personal or business relationship that you have with the Company or any of its officers and directors.

6.2            Please describe any business or financial experience that you have had that would allow the Company to reasonably conclude that you are capable of protecting your interests in connection with your prospective investment in the Company. If none, so state.

6.3            If your answer to Question 6.2 above was "None," in order to evaluate the merits and risks of the investment, will you be relying upon the advice of any other person(s) who will be acting as your purchaser representative(s)?

Yes _____                                                       No _____

If "yes," please identify each such person and indicate his business address and telephone number in the space below (each such person must complete, and you must review and acknowledge, a separate purchaser representative questionnaire which will be supplied at your request and which must be returned to the Company prior to the sale of any Units to you).

(7)            By signing this Questionnaire, I hereby confirm the following statements:

I am aware that the offering of the Units will involve securities for which no market currently exists, thereby requiring any investment to be maintained for an indefinite period of time, and I have no need to liquidate the investment.

I acknowledge that any delivery to me of any documentation relating to the Units prior to the determination by the Company of my suitability as an investor shall not constitute an offer of the Units until such determination of suitability shall be made, and I agree that I shall promptly return all such documentation to the Company upon request.

Neither I nor any of my associates or affiliates: (i) are a member or a person associated with a member firm of the NASD, (ii) own any stock or other securities of any NASD member, or (iii) made subordinated loans to any NASD member.

My answers to the foregoing questions are true and complete to the best of my information and belief, and I will promptly notify the Company of any changes in the information I have provided.

I also understand and agree that, although the Company will use its best efforts to keep the information provided in answers to this Questionnaire strictly confidential, the Company may present this Questionnaire and the information provided in answers to it to such parties as it may deem advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the private placement or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Company is a party or by which it or they are or may be bound.

I realize that this Questionnaire does not constitute an offer by the Company to sell the Units but is merely a request for information.

_____________________________________
Printed Name

_____________________________________
Signature

_____________________________________
Social Security Number or Employee Identification Number

Date and Place Executed:

Date:    _______________________________                                                           Place:______________________________

SCHEDULE “A”
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of ____________, 2007 by and among Meade Technologies Inc, a Delaware corporation (the “Company”), and the Persons who have executed the counterpart signature pages of this Agreement as an Investor. (the “Investor”).

WITNESSETH:

WHEREAS, pursuant to the terms of a securities purchase agreement, dated as of event date herewith, between the Company and the Investor (the “Subscription Agreement”), the Investor has

(a)                     purchased ___ unit(s) of Meade Technologies, Inc, with each unit consisting of 500,000 shares of common stock of the Company (“Units”).; and

WHEREAS, the Company has agreed with the Investor to grant certain registration rights with respect to the Units;

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Definitions.  As used in this Agreement, the following terms shall have the following meanings:

2.
“Commission” or “SEC” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the common stock, $0.0001 par value per share of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

“Holder” shall mean the Investor and any other holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

“Initiating Holders” shall mean any Holder or Holders of at least fifty-one percent (51%) of the Registrable Securities then outstanding.

1

“Inactive Public Company”  shall mean any corporation: (i) whose shares of common stock have been registered under the Exchange Act; (ii) that is current in its periodic filings under the Exchange Act; (iii) that is trading on the NASD over-the-counter Bulletin Board or other United States securities exchange; and (iv) that is, or (immediately prior to the closing of any Reverse Merger) will be, engaged in no active trade or business and have no or limited liabilities and obligations.

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

“Registrable Securities” shall mean all of the following to the extent the same have not been sold to the public (i) any and all of the Warrant Shares; (ii) any and all of the Conversion Shares, (iii) any capital stock issued in respect of Warrant Shares or Conversion Shares referred to in (i) or (ii) above in any reorganization; or (iv) any capital stock issued in respect of the Warrant Shares, Conversion Shares or Common Stock referred to in (i), (ii) or (iii) as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (C) the registration rights associated with such securities have been terminated pursuant to Section 12 of this Agreement.  Notwithstanding the foregoing, the Registrable Securities shall cease to be Registrable Securities if and to the extent that the Holder is able to dispose of all of such Holder’s Registrable Securities (i) in one three-month period pursuant to the provisions of Rule 144, or (ii) otherwise pursuant to the provisions of Rule 144(k).

“Reverse Merger”   shall mean any transaction involving any of the following: (i) the merger of the Company with and into any Inactive Public Company, (ii) the merger of the Company with a subsidiary of such Inactive Public Company (with the Company as the surviving corporation of such merger), or (iii) the exchange of shares of Common Stock of the Company for shares of common stock of the Inactive Public Company.

“Rule 144” shall mean Rule 144, as amended from time to time, under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

2

“Rule 144A” shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

3. Restrictions on Transferability.  The Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Registrable Securities held by a Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

4. Restrictive Legend.  Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend as provided in Warrant (in addition to any legend required under applicable state securities laws or otherwise).  Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Agreement.

5. Notice of Proposed Transfer.  The Holder of each certificate representing Registrable Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 5.  Each such Holder agrees not to make any disposition of all or any portion of any Registrable Securities unless and until:

a. There is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

b. Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition shall not require registration of such shares under the Securities Act.  It is agreed, however, that no such opinion will be required for Rule 144 or Rule 144A transactions, except as required by the Company’s transfer agent or in unusual circumstances.

c. Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will, or intestate succession of any partner to his spouse or siblings, lineal descendants or ancestors of such partner or spouse, provided, however, that such transferee agrees in writing to be subject to all of the terms hereof to the same extent as if he were an original Holder hereunder.

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6. Demand Registration.

a. The Company hereby grants to the holders of the Units (collectively, the “Holders”) a one time demand registration right to register the shares of common stock included in the Units (the “Unit Shares”). The Company upon notice by the Holders shall as promptly as practicable and in no event later than eight (8) weeks of such notice use its best efforts to obtain effectiveness of the Registration Statement with respect to all Registrable Securities as soon thereafter as is practicable, and shall respond to all oral and written comments from the staff of the SEC.

b. The parties shall endeavor to take all actions to obtain effectiveness of such Demand Registration Statement or, if and to the extent such rule becomes available, utilize the re-sale exemptions provided under Rule 144 in order to provide liquidity for these shares.

c.            In the event that, in lieu of an underwritten registered initial public offering, the Company consummates as Reverse Merger, the Company will undertake to (i) structure the financing required as a condition of such Reverse Merger to be directly with the Company (as opposed to the Inactive Public Company, and (ii) cause the Inactive Public Company to file a Form S-4 registration statement under Rule 145 to register under the Securities Act of 1933, as amended, all of the outstanding shares of Company Common Stock (including shares issued upon conversion or exercise of Registrable Securities) pursuant to a prospectus/proxy statement included in such Form S-4 registration statement, and use its best efforts to have such registration statement declared effective by the SEC. In lieu of such Form S-4 registration statement, the Company shall comply with the provisions of Section 5a. of this Agreement.

6.            Piggyback Registration.

a. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than (A) a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, or (B) a registration on any form (excluding Form S-1, F-1, F-3 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

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i. give to each Holder written notice thereof as soon as practicable prior to filing the registration statement; and

ii. use its best efforts include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection (b) below.

b. If the registration is for a registered public offering involving an underwriting (whether or not an initial public offering), the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6(a)(i).  In such event, the right of any Holder to registration pursuant to Section 6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Each Holder acknowledges, that the managing underwriter(s):

(i)            may require that each Holder including Registrable Securities in such registered underwritten public offering agree to “lock up” such Registrable Securities and refrain from effecting any sale of distribution of such Registrable Securities for a period of one hundred and eighty (180) days following the effective date of the registration statement in respect of such underwritten public offering by the Company; or

(ii)            may determine that marketing factors require: (A) either a limitation on the number of shares to be underwritten, in which event, the managing underwriter(s) may limit the number of Registrable Securities to be included in the registration and underwriting; or (B) that all of the Registrable Securities must be excluded entirely from such underwritten public offering registration for the Company (provided that no shares held by officers and directors of the Company, other than Registrable Securities that may be owned by officers and directors, shall be included in the registration and underwriting). Notwithstanding the foregoing, the Company shall not agree with any underwriter with respect to any “lock ups,” “cut-backs” or exclusions of the Registrable Securities from any registration statement contemplated by this Section 5 without, in each instance, the prior written consent of the Investor or any other Holder of the Registrable Securities.

c.            The Company shall so advise all Holders and the other Holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 6, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities held by other holders at the time of filing the registration statement.

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If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

7.            Expenses of Registration.  In addition to the fees and expenses contemplated by Section 8 hereof, all expenses incurred in connection with all registrations pursuant to Section 5 or Section 6 hereof, including without limitation all registration, filing and qualification fees, printing expenses, and all fees and disbursements of counsel for the Company and any reasonable fees for legal counsel to the Investor and all other Holders of Registrable Securities (provided that any fees for counsel shall be approved by the Company in writing in advance if greater then $5,000), and expenses of any special audits of the Company’s financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters’ fees, discounts or commissions relating to Registrable Securities or fees of a separate legal counsel of a Holder other than the counsel described above.

8.            Registration Procedures.  In the case of each registration affected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. In addition, at its expense the Company will:

a.            keep such registration pursuant to Section 5 continuously effective until all of the securities covered by such registration statement have been sold pursuant to such registration statement or all of the Registrable Securities covered by such registration statement may be sold without registration under Rule 144 of the Securities Act;

b.            promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 8(a) above;

c.            furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

d.            use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

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e.            register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in Section 8(a) above;

f.            cause all Registrable Securities covered by such registrations to be listed or quoted on each securities exchange, including the American Stock Exchange, on which similar securities issued by the Company are then listed or quoted,

g.            enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

h.            make available for inspection upon reasonable request by any seller of Registrable Securities and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

i.            notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

j.            take such other actions as shall be reasonably requested by any Holder.

9.            Indemnification.

a.            In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 5 or Section 6 of this Agreement, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages

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or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

b.            Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 9(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.

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c. Each party entitled to indemnification under this Section 9 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

d. Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering;

e. If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 8(e) shall be limited to an amount equal to the proceeds to such Holder of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).

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f. The indemnification provided by this Section 9 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

10.            Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to herein.

11.            Rule 144 Reporting.  With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to file with the Commission all reports and other documents required of the Company under the Securities Act and the Exchange Act.

12.            Transfer of Registration Rights.  The rights to cause the Company to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Section 5 or Section 6 of this Agreement may be assigned by a Holder to any partner or shareholder of such Holder, to any other Holder, or to a transferee or assignee; provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

13.            Termination of Rights.  The rights of any particular Holder to cause the Company to register securities under Section 5 or Section 6 of this Agreement shall terminate with respect to such Holder at such time that such Holder is able to dispose of all of such Holder’s Registrable Securities (i) in one three-month period pursuant to the provisions of Rule 144, provided that such Holder holds not more than one percent (1%) of the outstanding voting stock of the Company, or (ii) otherwise pursuant to the provisions of Rule 144(k).

14.            Remedies upon Default or Delay.  Without limitation of any other remedy available to a Holder under applicable law or otherwise, if the Company shall (1) fail to register Registrable Securities after it shall have been requested to do so by a Holder or otherwise required to do so in accordance with Section 5 or Section 6 of this Agreement, or (2) fail to perform any of its obligations hereunder and as a result of such failure Holders have not been able to sell their Registrable Securities, or (3) act or fail to act in any manner such that one or more Holders have been delayed in the sale of their Registrable Securities, which delay is not expressly permitted by this Agreement, then any Holder adversely affected by such action, failure or delay shall be entitled to the relief set forth in Section 5 or Section 6 above.

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15.            Miscellaneous.

a.            Amendments. This Agreement may be amended only by a writing signed by the Holders of more than fifty percent (50%) of the Registrable Securities, as constituted from time to time. The Holders hereby consent to future amendments to this Agreement that permit future investors, other than employees, officers or directors of the Company, to be made parties hereto and to become Holders of Registrable Securities; provided, however, that no such future amendment may materially impair the rights of the Holders hereunder without obtaining the requisite consent of the Holders, as set forth above. For purposes of this Section, Registrable Securities held by the Company or beneficially owned by any officer or employee of the Company shall be disregarded and deemed not to be outstanding.

b.            Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

c.            Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to the addresses set forth in the Settlement Agreement.  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by first class, postage prepaid mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

d.            Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

e.            Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflict of law.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed on the day and year first above written.

THE COMPANY:

____________________________________.

By:

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SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

THE INVESTOR:

__________________________________

By: _______________________________
Name:
Title:

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